UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

SMSA BALLINGER ACQUISITION CORP. (Name of Registrant as Specified in its Charter)

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SMSA Ballinger Acquisition Corp.
5430 LBJ Freeway, Suite 1485
Dallas, Texas 75240

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of SMSA Ballinger Acquisition Corp.:

This Information Statement is furnished to holders of shares of Common Stock, $0.001 par value (the “Common Stock”) of SMSA Ballinger Acquisition Corp. (“SMSA,” “we,” “us” or the “Company”).  We are sending you this Information Statement to inform you that on February 9, 2016, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to amend the Company’s Articles of Incorporation to change the name of the Company to “Blackboxstocks Inc.”(the “Name Change Amendment”).  Thereafter, on February 9, 2016, certain stockholders of the Company holding a majority of the issued and outstanding Common Stock and Series A Convertible Preferred Stock (the “Consenting Stockholders”), adopted a resolution by written consent approving the Name Change Amendment.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the Consenting Stockholders.  The Name Change Amendment will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders.  You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and Consenting Stockholders.

This Information Statement is being mailed on or about February 19, 2016, to stockholders of record on February 9, 2016 (the “Record Date”).

By order of the Board of Directors

/s/ Gust Kepler
Gust Kepler, Director, Chief Executive Officer, President, Chief Financial Officer and Secretary

Dallas, Texas
February 19, 2016

SMSA Ballinger Acquisition Corp.
5430 LBJ Freeway, Suite 1485
Dallas, Texas 75240

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) is being mailed on or about February 19, 2016 to the holders of record at the close of business on February 9, 2016 (the “Record Date”), of the issued and outstanding shares of Common Stock, $0.001 par value (the “Common Stock”) and Series A Convertible Preferred Stock, $0.001 par value (“Preferred Stock”) of SMSA Ballinger Acquisition Corp., a Nevada corporation (“SMSA,” “we,” “us” or the “Company”), in connection with action taken by written consent of a certain Consenting Stockholder (described below) in lieu of a meeting to approve a proposed amendment (“Name Change Amendment”) to SMSA’s Articles of Incorporation, as amended to date (the “Articles”), changing the name of the Company to “Blackboxstocks Inc.”

A stockholder owning 5,000,000 shares of our issued and outstanding Preferred Stock and 9,900,000 shares of our issued and outstanding Common Stock (the “Consenting Stockholder”) as of the Record Date has executed a written consent approving the Name Change Amendment. The Consenting Stockholder held approximately 47.52% of the total issued and outstanding Common Stock of the Company on the Record Date and 100% of the total issued and outstanding Preferred Stock of the Company on the Record Date, which was sufficient to approve the proposed action. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) generally provides that unless otherwise provided in the Company’s Articles or Bylaws, any action which may be taken at any meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is needed. Pursuant to Section 78.320 of the NRS, the votes cast favoring the action must exceed the votes opposing the action in order to amend the Articles. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Name Change Amendment as early as possible in order to accomplish the purposes of the Company as herein described, the Company’s Board of Directors consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholder who owned on the Record Date 47.52% of our outstanding Common Stock and 100% of our outstanding Preferred Stock (each share of the Company Preferred Stock is entitled to 100 votes on all stockholder matters), collectively representing approximately 97.9% of the voting power of the stockholders.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate actions will be effective 20 days after the mailing of this Information Statement (the “20-day Period”). The 20-day Period is expected to conclude on or about March 9, 2016.

The entire cost of furnishing this Information Statement will be borne by SMSA. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE THE NAME CHANGE AMENDMENT

The shares of Common Stock and Preferred Stock are the only classes of voting securities of the Company outstanding (the “Voting Stock”). Each share of Common Stock is entitled to one (1) vote per share on all matters submitted to a vote of the stockholders. As of the Record Date, there were 20,835,010 shares of Common Stock issued and outstanding.  Each share of Series A Convertible Preferred Stock of the Company is entitled to one hundred (100) votes per share on all matters submitted to a vote of the stockholders. As of the Record Date, there were 5,000,000 shares of Series A Convertible Preferred Stock issued and outstanding, collectively representing 500,000,000 votes on each matter presented to the stockholders for a vote. For the approval of the Name Change Amendment, the consent of a majority of the voting power on the Record Date, or 260,417,506 total stockholder votes, was required for approval by written consent without a meeting.

CONSENTING STOCKHOLDER

On February 9, 2016, the Board of Directors unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve the Name Change Amendment to the Company’s Articles to change the name of the Company to “Blackboxstocks Inc.”  In connection with the adoption of this resolution, the Board of Directors elected to seek written consent of the holders of a majority of the Company’s issued and outstanding shares of Voting Stock in order to reduce cost and implement the proposals in a timely manner.

On February 9, 2016, the Consenting Stockholder, Gust Kepler, a Director and the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, who on the Record Date owned shares of the Company’s issued and outstanding Voting Stock entitled to 509,900,000 votes, representing approximately 97.9% of the votes on all matters submitted to a vote of the stockholders, consented in writing to the Name Change Amendment.

Under Section 14(c) of the Exchange Act, the Name Change Amendment cannot become effective until the expiration of the 20-day Period.

The Company is not seeking any additional written consent from any stockholders and stockholders other than the Consenting Stockholder will not be given an opportunity to vote with respect to the Name Change Amendment. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all stockholders.

APPROVAL OF THE AMENDMENT OF ARTICLE 1 OF OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME

General

Our Board of Directors and the Consenting Stockholder have approved an amendment to our Articles of Incorporation to change our name from “SMSA Ballinger Acquisition Corp.” to “Blackboxstocks Inc.”  The name change is being effected because our Board of Directors believes that the new name will better reflect the planned business operations the Company is expected to commence.

The text of the amendment is set forth in the Amendment to the Articles of Incorporation of the Company (the “Amendment”) attached to this Information Statement as Appendix A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the capital stock as of February 9, 2016 (the Record Date), for (a) each person known by us to own beneficially five percent (5%) or more of the voting capital stock, and (b) each Director and executive officer who owns voting stock. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to his or her shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock
As a Group	Officers and Directors (1 person) 5430 LBJ Freeway, Suite 1485 Dallas, Texas 75240	9,900,000	47.52%
As Individuals	Gust Kepler 5430 LBJ Freeway, Suite 1485 Dallas, Texas 75240	9,900,000	47.52%
	Karma Black Box, LLC 2 Lake Forest Court Trophy Club, Texas 76262	5,000,000	24.00%
	Orsolya Peresztegi(2) 2591 Dallas Parkway, Suite 102 Frisco, Texas 75034	504,398	2.42%
Series A Preferred Stock
As a Group	Officers and Directors (1 person) 5430 LBJ Freeway, Suite 1485 Dallas, Texas 75240	5,000,000	100.00%
As Individuals	Gust Kepler 5430 LBJ Freeway, Suite 1485 Dallas, Texas 75240	5,000,000	100.00%

(1)	The percentages of each class are based on 20,835,010 shares of Common Stock and 5,000,000 shares of Series A Convertible Preferred Stock outstanding as of February 9, 2016.
(2)
Ms. Peresztegi served as President, Chief Executive Officer, Secretary, Chief Financial Officer from August 1, 2013 until she resigned from such offices on December 1, 2015 and a Director of the Company until her resignation as such effective January 4, 2016.

CHANGE IN CONTROL TRANSACTIONS

Since the beginning of the Company’s most recent full fiscal year, a change of control occurred as described below, wherein Gust Kepler, the Company’s Chief Executive Officer, President, Chief Financial Officer and Secretary, as well as the current sole member of the Board of Directors, acquired control of the Company’s voting stock.  As of the Record Date, Mr. Kepler controlled approximately 47.52% of the Common Stock of the Company and 100% of the Preferred Stock.  Mr. Kepler is the sole Consenting Stockholder to the Name Change Amendment.  A description of the change in control, which occurred in a series of transactions occurring on December 1, 2015, is described below.

Share Exchange and Cancellation Agreements

On December 1, 2015 (the “Closing Date”), SMSA, Tiger Trade Technologies, Inc., a Texas corporation (“Tiger Trade”) and the stockholders of Tiger Trade (each, a “Stockholder”, and together, the “Stockholders”) executed a Share Exchange Agreement (the “Exchange Agreement”), pursuant to which each Stockholder exchanged all of their respective issued and outstanding shares of Tiger Trade common stock, par value $0.001 (“Tiger Trade Common Stock”), on a one-for-one share basis, for an aggregate of Seventeen Million Nine Hundred Thousand (17,900,000) newly issued shares of Company Common Stock and each Stockholder holding issued and outstanding shares of Tiger Trade Series A Convertible Preferred Stock (“Tiger Trade Preferred Stock”) exchanged all such shares on a one-for-one share basis for an aggregate of Five Million (5,000,000) newly issued shares of Company Preferred Stock. As a condition precedent to consummation of the Exchange Agreement, Orsolya Peresztegi, the Company’s sole officer and director on the Closing Date, effected the cancellation of Seven Million Ninety-Five Thousand Six Hundred Two (7,095,602) shares of Company Common Stock pursuant to a Cancellation Agreement effective as of the Exchange Agreement Closing Date. Under the terms of the Cancellation Agreement, Tiger Trade paid Ms. Peresztegi a cancellation fee of Two Hundred Forty-Five Thousand Dollars ($245,000).

As a result of the Exchange Agreement and Cancellation Agreement transactions described above, the Tiger Trade Stockholders acquired, in the aggregate, approximately 85.91% of the issued and outstanding Company Common Stock and 100% of the issued and outstanding Company Preferred Stock, representing approximately 88.64% of the issued and outstanding capital stock of the Company on a fully-diluted basis, and Tiger Trade became a wholly owned subsidiary of the Company as of the Closing Date. Under the Exchange Agreement, (1) Orsolya Peresztegi, the Company’s sole officer on the Closing Date, resigned as an officer of the Company and Gust Kepler was appointed as the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, and (2) Mr. Kepler was appointed to serve as a director of the Company.

On February 8, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tiger Trade, a wholly owned subsidiary of the Company, providing for the merger of Tiger Trade with and into the Company. At the effective time of the Merger, the shares of Tiger Trade Common Stock and Tiger Trade Preferred Stock outstanding immediately before the effective time were canceled, retired and ceased to exist. The Merger became effective February 9, 2016.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

WRITTEN CONSENT OF THE CONSENTING STOCKHOLDERS WHO COLLECTIVELY OWN SHARES REPRESENTING A MAJORITY OF OUR COMMON STOCK HAVE CONSENTED TO THE NAME CHANGE AMENDMENT.  NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED.  THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gust Kepler
Gust Kepler, Director, Chief Executive Officer, President, Chief Financial Officer and Secretary
By order of the Board of Directors

APPENDIX A

"090204"

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SMSA Ballinger Acquisition Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 is hereby amended in its entirety to read as follows:

"1. Name of Corporation: Blackboxstocks Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 509,900,000

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

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